Exhibit 99.1

Bellevue Life Sciences Acquisition Corp. Announces Approval of Business Combination Proposal

And Name Change to OSR Holdings, Inc.

February 13, 2025 — Bellevue Life Sciences Acquisition Corp. (“BLAC”) announced today the approval of each of the proposals presented at the special meeting of its stockholders (the “Special Meeting”) held today, including the proposal for the business combination with OSR Holdings Co., Ltd. (the “Transaction”). BLAC expects the Transaction to close following receipt of foreign investment approval from the Industrial Bank of Korea, which is expected on February 14, 2025.

Following the Special Meeting, BLAC filed its Amended and Restated Certificate of Incorporation as approved by the stockholders with the Delaware Secretary of State and has changed its name to OSR Holdings, Inc. (“OSR Holdings”). Assuming the closing of the Transaction occurs on February 14, 2025, the common stock and warrants of OSR Holdings will begin trading on the Nasdaq Stock Market LLC on February 18, 2025 under the ticker symbols “OSRH” and “OSRHW,” respectively. In connection with the Special Meeting, 57,821 shares of BLAC Common Stock were tendered for redemption.

Following the Transaction, OSR Holdings will own approximately 67% of the outstanding stock of OSR Holdings Co., Ltd. (“OSR”) and OSR stockholders holding an additional 22% of the outstanding OSR shares have entered into agreements with OSR Holdings providing for the acquisition by OSR Holdings of such shares via put/call provisions commencing in 2026.

Kuk Hyoun Hwang, President and CEO of OSR Holdings, expressed enthusiasm about the Transaction, stating, "The closing will mark a significant achievement and step forward while remaining true to our foundational business strategy as a global Hub-and-Spoke group of healthcare companies. We are excited about the opportunities this will create for OSR Holdings by leveraging momentum from the completion of the business combination to help advance and grow our subsidiaries and overall drug pipelines."

“This achievement is a testament to the dedication of our team and their belief in the strength of our vision. We look forward to executing on our corporate strategy to create long-term value to our subsidiary founders, shareholders and investors, and our employees,” said Sang Hoon Kim, CEO of OSR.

Upon the closing of the Transaction, OSR Holdings will continue its business operations in the US, Europe and South Korea. The company's current portfolio of subsidiaries includes a Phase 2 clinical stage company developing immunotherapies for oncology indications, an early clinical stage company developing disease modifying therapies aimed to address several age-related and other degenerative diseases, and a medical device distributions company.

About OSR Holdings, Inc.

OSR Holdings (formerly Bellevue Life Sciences Acquisition Corp.) was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About OSR Holdings Co., Ltd.

OSR is a global healthcare company dedicated to advancing healthcare outcomes and improving the quality of life for people and their families. OSR aims to build and develop a robust portfolio of innovative and potentially transformative therapies and healthcare solutions. Its current operating businesses (through three wholly-owned subsidiaries) include (i) developing oral immunotherapies for the treatment of cancer, (ii) developing design-augmented biologics for age-related and other degenerative diseases and (iii) neurovascular intervention medical device and systems distribution in Korea. OSR’s vision is to acquire and operate a portfolio of innovative health-care related companies globally.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “goal,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and timing related to the execution of OSR’s mission to build and develop a robust portfolio of innovative and potentially transformative therapies and healthcare solutions. These forward-looking statements are based on information available to us as of the date of this communication and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of OSR Holdings’ and OSR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of OSR Holdings and OSR. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about OSR that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include risks related to the receipt of regulatory approval necessary for closing of the Transaction, OSR’s ability to execute on its strategy; regulatory uncertainties; the potential need for financing to sustain OSR Holdings; market, financial, political and legal conditions; the effects of competition; changes in applicable laws or regulations; and the outcome of any government and regulatory proceedings, investigations and inquiries. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, OSR Holdings and OSR specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing OSR Holdings’ and OSR’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Additional information concerning certain of these risk factors is contained in BLAC’s most recent filings with the U.S. Securities and Exchange Commission, including under the section entitled “Risk Factors” in the prospectus filed on January 31, 2025 by BLAC and other documents filed by BLAC, or to be filed by OSR Holdings, with the SEC.

Media Contact

Tae Min Lee
OSR Holdings Co., Ltd.

Analyst

taemin.lee@osr-holdings.com

Investor Contact

Kuk Hyoun Hwang
OSR Holdings, Inc.

Chairman & CEO

peter.hwang@osr-holdings.com